                                Smith & Company
                                 CERTIFIED PUBLIC ACCOUNTANTS
Members of:                                        Crandall Building Suite 700
American Institute of                              10 West 100 South
    Certified Public Accountants                   Salt Lake City, Utah 84101
Utah Association of                                Telephone: (801) 575-8297
    Certified Public Accountants                   Facsimile:  (801) 575-8306


                          INDEPENDANT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Noram Gaming and Entertainment, Inc. Of our report date May 11, 1996 appearing in the Annual Report of Form 10-K of Noram Gaming and Entertainment, Inc. For the year ended December 31, 1995, and to use our report dated May 11, 1996 appearing as an exhibit which is part of this Registration Statement.

Smith & Company

By: /S/ William R. Denney
    --------------------------
    William R. Denney, Partner

January 15, 1997